Exhibit 10.10
GENERAL RELEASE AND WAIVER

This general release and waiver (“Agreement”) is made by and between Brenda Galgano (“Employee”) and Vitamin Shoppe, Inc. and Vitamin Shoppe Industries Inc. (collectively the “Company”).

In consideration of the premises and the mutual covenants set forth herein and for other good and valuable consideration, including the Consulting Agreement between the parties made contemporaneously herewith, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.Separation Date.

a.    Employee has resigned her employment with the Company and Employee’s last day of employment with the Company and her last day as an officer or director of the Company or any of its subsidiaries or affiliates is June 5, 2018 (“Separation Date”). Employee affirms Employee will not execute this Agreement until on or after Employee’s last day of employment. Upon the Separation Date, health insurance benefits cease and Employee may choose to continue health insurance benefits offered in adherence to federal guidelines and pursuant to the Consolidated Budget Reconciliation Act of 1985 (“COBRA”), 29 U.S.C. § 1161 et seq. Employee acknowledges that Employee shall be required to pay all insurance premiums and administrative fees provided for under COBRA. Information regarding continuation of benefits under COBRA will be forwarded to Employee under separate cover from the Company’s COBRA administrator.

2.    General Release of Claims, Claims Not Released & Related Provisions.

a.General Release of Claims. Employee, Employee’s heirs, executors, administrators, successors, and assigns (collectively referred to throughout this Agreement as “Employee”) knowingly and voluntarily releases and forever discharges the Company, its owners, affiliates, subsidiaries, divisions, insurers, attorneys, successors and assigns, and the current and former employees, officers, directors and agents thereof (collectively referred to throughout the remainder of this Agreement as “Employer”), of and from any and all claims, whether known and unknown, Employee has or may have against Employer as of the date of execution of this Agreement, including, but not limited to, any alleged violation of Title VII of the Civil Rights Act of 1964, The Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, The Employee Retirement Income Security Act of 1974, The Immigration Reform and Control Act, The Sarbanes-Oxley Act of 2002, The Americans with Disabilities Act of 1990, The Equal Pay Act, The Family and Medical Leave Act, The Age Discrimination in Employment Act of 1967, The Older Workers Benefits Protection Act of 1990, The Workers Adjustment and Retraining Notification Act, The Occupational Safety and Health Act, The Fair Credit Reporting Act, The New Jersey Law Against Discrimination, The New Jersey Civil Rights Act, The New Jersey Family Leave Act, The New Jersey State Wage and

Hour Law, The New Jersey Conscientious Employee Protection Act, The New Jersey Equal Pay Law, The New Jersey Occupational Safety and Health Law, The New Jersey Smokers’ Rights Law, The New Jersey Genetic Privacy Act, The New Jersey Fair Credit Reporting Act, The New Jersey Statutory Provision Regarding Retaliation/Discrimination for Filing a Workers’ Compensation Claim, The New Jersey Public Employees’ Occupational Safety and Health Act, The Millville Dallas Airmotive Plant Job Loss Notification Act, The New Jersey Laws Regarding Political Activities of Employees, Lie Detector Tests, Jury Duty, Employment Protection, and Discrimination, any other federal, state or local civil, human rights, bias, whistleblower, discrimination, retaliation, compensation, employment, labor or other local, state or federal law, regulation or ordinance, any amendments to the foregoing laws, any benefit, payroll or other plan, policy or program, any public policy, contract, third-party beneficiary, tort or common law claim; or, any claim for costs, fees, or other expenses including attorneys’ fees.
b.    Claims Not Released. Employee is not waiving any rights Employee may have to: (i) Employee’s own vested accrued employee benefits under the Company’s health, welfare, or retirement benefit plans as of the last day of employment; (ii) benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (iii) pursue claims which by law cannot be waived by signing this Agreement; (iv) enforce this Agreement; and/or (v) challenge the validity of this Agreement.
c.    Governmental Agencies. Nothing in this Agreement prohibits or prevents Employee from filing a charge with or participating, testifying, or assisting in any investigation, hearing, whistleblower proceeding or other proceeding before any federal, state, or local government agency (e.g. EEOC, NLRB, SEC., etc.), nor does anything in this Agreement preclude, prohibit, or otherwise limit, in any way, Employee’s rights and abilities to contact, communicate with, report matters to, or otherwise participate in any whistleblower program administered by any such agencies. However, to the maximum extent permitted by law, Employee agrees that if such an administrative claim is made, Employee shall not be entitled to recover any individual monetary relief or other individual remedies.
d.    Collective/Class Action Waiver. If any claim is not subject to release, to the extent permitted by law, Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which Employer is a party. Notwithstanding any other provision of this Agreement, only a court of competent jurisdiction is authorized to interpret this class, collective and representative action waiver.
3.    Acknowledgments and Affirmations.

a.    Employee affirms Employee has not filed, caused to be filed, or presently is a party to any claim against Employer.

b.    Employee affirms Employee has been paid and/or has received all compensation, wages, bonuses, commissions and/or benefits to which Employee may be entitled as of the Separation Date, except for a payout of all accrued but unused PTO, which shall be paid to Employee in a lump sum within twenty-eight (28) calendar days following Employee’s Separation Date. Employee affirms Employee has been granted any leave to which Employee was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws. Employee affirms that all of the Company’s decisions regarding Employee’s pay and benefits through the date of Employee’s execution of this Agreement were not discriminatory based on age, disability, race, color, sex, sexual orientation, gender identity, religion, national origin, protected veteran status or any other classification protected by law.

c.    Employee affirms Employee has no known workplace injuries or occupational diseases.

d.    Employee affirms Employee has not divulged any proprietary or confidential information of Employer and will continue to maintain the confidentiality of such information consistent with Employer’s policies and Employee’s agreement(s) with Employer and/or common law.

e.    Employee further affirms Employee has not been retaliated against for reporting any allegations of wrongdoing by Employer or its officers, including any allegations of corporate fraud.

f.    Employee affirms Employee is not a Medicare or Medicaid beneficiary as of the date of this Agreement and, therefore, no conditional payments have been made by Medicare or Medicaid.

g.    Employee affirms that until the Separation Date, Employee was responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting for the Company and is unaware of any material weakness in such controls and procedures that should be brought to the attention of the Board of Directors of the Company or any committee thereof. Nor is Employee aware of any material misstatement of the Company's annual or interim financial statements or any inappropriate accounting entries, including any entries that accelerate revenue into the current period, defer expenses into a subsequent period, or capitalize costs that should be expensed.

4.    Non-Disparagement. Employee agrees not to defame or maliciously disparage Employer in any manner whatsoever.

5.    Limited Disclosure and Return of Property.

a.    Employee agrees not to disclose any information regarding the underlying facts leading up to or the existence or substance of this Agreement, except to Employee’s spouse, domestic partner, tax advisor, an attorney with whom Employee chooses to consult regarding Employee’s consideration of this Agreement or to any federal, state or local government agency.

b.    Employee affirms that Employee has returned all of the Company’s property, documents, and/or any confidential information in Employee’s possession or control. Employee also affirms that Employee is in possession of all of Employee’s property that Employee had at the Company’ premises and that the Company is not in possession of any of Employee’s property.

6.    Preservation of Confidential Information and Restrictive Covenants.

a.    Employee acknowledges during the course of Employee’s employment, Employee had access to information that is confidential and proprietary to Employer (“Confidential Information”). Employee agrees the Company had no obligation to specifically identify any information as Confidential Information in order for it to be entitled to protection as such. For purposes of this Agreement, Confidential Information shall include all information that is not known by, or generally available to, the public at large and that concerns the business affairs of Employer, including, but not limited to, Employer’s finances, business or strategic plans, marketing plans, business plans, methods of operation, trade secrets, information about client preferences and decision-makers, employee compensation, cost and pricing, existing or contemplated products and services, and existing and prospective clients. Employee further agrees that Employee will not disclose to any person or use for Employee’s benefit or the benefit of others, any Confidential Information without the prior written consent of the Company.

b.    Employee acknowledges that Employee continues to be bound by the non-competition and non-solicitation provisions in any agreement between Employer and Employee that predate this Agreement and that such provisions shall not be voided or superseded by this Agreement.

c.    18 U.S.C. § 1833(b) states: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, Employee has the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Employee also has the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

d.    Nothing in this Agreement prohibits Employee from reporting possible violations of United States federal law or regulation to any governmental agency or entity, including but not limited to, the United States Department of Justice, the United States Securities and Exchange Commission, the United States Congress, and any Inspector General of any United States federal agency, or making other disclosures that are protected under the whistleblower provisions of United States federal, state or local law or regulation; provided, that Employee will use Employee’s reasonable best efforts to (1) disclose only information that is reasonably related to such possible violations or that is requested by such agency or entity, and (2) request that such agency or entity treat such information as confidential. Employee does not need prior authorization from the Company to make any such reports or disclosures and is not required to notify the Company that Employee has made such reports or disclosures. This Agreement does not limit Employee’s right to receive an award for information provided to any governmental agency or entity.

7.    Relief For Breach of This Agreement. Employee agrees that it is fair and reasonable and necessary to protect the business, operations, assets and reputation of the Company for Employee to make the covenants and undertakings set forth in Paragraphs 4, 5 and 6. Furthermore, Employee agrees that if Employee breaches or attempts to breach or violate any of the foregoing provisions, the Company will be irreparably harmed and monetary damages will not provide an adequate remedy. Accordingly, it is agreed that the Company may apply for and shall be entitled to temporary, preliminary and permanent injunctive relief (without the necessity of posting a bond or other security) in order to prevent breach of this Agreement or to specifically enforce the provisions hereof, and Employee hereby consents to the granting of such relief, without having to prove the inadequacy of the available remedies at law or actual damages. It is understood that any such injunctive remedy shall not be exclusive or waive any rights to seek other remedies at law or in equity. Employee further agrees that the covenants and undertakings covered by this Agreement are reasonable in light of the facts as they exist on the date hereof. However, if at any time, a court shall determine that the scope or subject matter is unreasonable in any respect, it shall be modified as such court determines may be reasonable.

8.    Governing Law and Interpretation. This Agreement shall be governed and conformed in accordance with the laws of the State of New Jersey without regard to its conflict or choice of law provisions. In the event Employee or the Company breaches any provision of this Agreement, Employee and the Company affirm that either may institute an action to specifically enforce any term or terms of this Agreement. If any provision of this Agreement is declared illegal or unenforceable by any arbitrator of competent jurisdiction, the parties agree the arbitrator shall have the authority to modify, alter or change the provision(s) in question to make the Agreement legal and enforceable. If this Agreement cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. If the general release language is found to be illegal or unenforceable, Employee agrees to execute a binding replacement release.

9.    Amendment. Except as provided in Paragraphs 7 and 8 above, this Agreement may not be modified, altered or changed without the express written consent of both parties wherein specific reference is made to this Agreement.

10.    Revocation. Employee may revoke this Agreement for a period of seven (7) calendar days following the day Employee executes this Agreement. Any revocation within this period must be submitted, in writing, to the office of the General Counsel, and state, “I hereby revoke my acceptance of our Agreement and General Release.” The revocation must be personally delivered to the office of the General Counsel, or mailed to Vitamin Shoppe Industries Inc., 300 Harmon Meadow Blvd., Secaucus, New Jersey 07094 ATTN: General Counsel and postmarked within seven (7) calendar days of execution of this Agreement. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in New Jersey, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday.

11.    Resolution of Disputes.

a.    Any controversy or claim arising out of this Agreement, or the breach thereof, shall be submitted to and finally determined by binding arbitration in accordance with the Vitamin Shoppe Dispute Resolution Program Rules of Dispute Resolution.

b.    Claims subject to this arbitration provision are and shall be (i) those claims which arise out of or relate to this Agreement, including the enforceability and/or violation of any term or provision of this Agreement; and/or (ii) in the event that Paragraph 2 of this Agreement is determined or deemed to be void or unenforceable, in whole or in part, those claims which arise out of or relate to any rights or claims, or constituting any claims, that are described in and/or are referred to, and were intended to be waived and released, in Paragraph 2 of this Agreement.
c.    In the event sub-section (ii) of Paragraph 11(b) becomes operative, Employee expressly waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which Employer is a party. This agreement authorizes only bi-lateral arbitration and does not authorize class, collective, or representative claims. Notwithstanding any other provision of this Agreement, only a court of competent jurisdiction is authorized to interpret this class, collective and representative action waiver. Furthermore, notwithstanding anything contained in the rules of the AAA or any other organization, an arbitrator shall not have the authority to interpret this class, collective and representative action waiver and shall not have the authority to order or preside over a class, collective or representative action.

d.    In the event that the parties agreement to arbitrate is determined by a court with appropriate jurisdiction to be unenforceable, Employee waives Employee’s right, if any, to a trial by jury (i) of any claim arising out of or in connection with this Agreement; or (ii) in the event that Paragraph 2 of this Agreement is determined or deemed to be void or unenforceable, of any claims that are described in and/or referred to, and were intended to be waived and released, in Section 2 of this Agreement.

12.    Nonadmission of Wrongdoing. The parties agree that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission by either party of any liability or unlawful conduct of any kind.

13.    Entire Agreement. This Agreement and the Consulting Agreement set forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties, except as otherwise stated herein. Employee acknowledges that Employee has not relied on any representations, promises, or agreements of any kind made to Employee in connection with Employee’s decision to accept this Agreement, except for those set forth in this Agreement.

14.    Section Headings. Section headings are used herein for convenience of reference only and shall not affect the meaning of any provision of this Agreement.
15.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and each of which shall together constitute one and the same agreement. This Agreement shall not be enforceable until executed by the Company.

16.    Legal Fees. Each party will be responsible for its own legal fees or costs, if any, incurred in connection with the negotiation and settlement of this Agreement.

17.    Competency to Waive Claims. At the time of considering or executing this Agreement, Employee was not affected or impaired by illness, use of alcohol, drugs or other substances or otherwise impaired. Employee is competent to execute this Agreement and knowingly and voluntarily waives any and all claims Employee may have against Employer. Employee certifies that Employee is not a party to any bankruptcy, lien, creditor-debtor or other proceedings which would impair Employee’s right or ability to waive all claims Employee may have against Employer.

EMPLOYEE HAS BEEN ADVISED THAT EMPLOYEE HAS TWENTY-ONE (21) CALENDAR DAYS TO REVIEW THIS AGREEMENT AND HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY BEFORE SIGNING IT.

EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

HAVING ELECTED TO EXECUTE THIS AGREEMENT AND TO FULFILL THE PROMISES ABOVE, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST EMPLOYER.

IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this General Release and Waiver as of the date set forth below:

BRENDA GALGANO /s/ Brenda Galgano Employee Signature Date:	VITAMIN SHOPPE INDUSTRIES INC. By: /s/ Teresa Orth Teresa Orth SVP Human Resources Date: 6/4/2018